Exhibit 10.1

AG HOME HEALTH ACQUISITION CORP.,
AG HOME HEALTH LLC
c/o Angelo Gordon & Co.
245 Park Avenue
New York, New York 10167

August 30, 2007

National Home Health Care Corp.
700 White Plains Road, Suite 275,
Scarsdale, New York 10583
Attn:Steven Fialkow

Re:	Extension of the Merger Agreement

Dear Mr. Fialkow:

        Reference is made to that certain Amended and Restated Agreement and Plan of Merger dated as of May 9, 2007, as amended by Amendment No. 1 dated June 4, 2007 (collectively, the “Merger Agreement”), by and among National Home Health Care Corp., a Delaware corporation (the “Company”), AG Home Health Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), and AG Home Health LLC, a Delaware limited liability company (“Parent”). Acquisition Corp. and the Parent desire to extend the termination date of the Merger Agreement on the same terms, provisions and conditions that presently exist in the Merger Agreement, except as modified by the terms and conditions below:

    1.        The “Termination Date” as defined in and contemplated by the Merger Agreement shall be deemed to be November 21, 2007.

    2.        Notwithstanding the provisions of Section 5.01(d) of the Merger Agreement, the next quarterly dividend declared by the Company may be in the amount of $0.175 per share of the Company’s common stock, par value $.001 per share, as opposed to $0.075 per share.

        Except as set forth herein, the Merger Agreement remains in full force and effect. Please indicate your agreement to the foregoing by signing and returning this Letter Agreement. The parties hereto hereby agree that, upon receipt of your countersignature to this Letter Agreement, this Letter Agreement shall amend the Merger Agreement in accordance with Section 8.03 thereof.

[Signatures on the next page]

ACCEPTED AND AGREED: National Home Health Care Corp. By: /s/ Steven Fialkow Name: Steven Fialkow Title: President	Very truly yours, AG Home Health Acquisition Corp. By: /s/ Daniel R. Bonoff Name: Title: AG Home Health LLC By: /s/ Daniel R. Bonoff Name: Title: